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Exhibit 13.1

SECTION 906 CERTIFICATION

        In connection with the Annual Report on Form 20-F for the fiscal year ended December 31, 2003 of ABB Ltd (the "Company") as filed with the U.S. Securities and Exchange Commission (the "Commission") on the date hereof (the "Report") and pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Fred Kindle, Chief Executive Officer of the Company, certify, that:

  (1)
  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  (2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ FRED KINDLE
	Name:	Fred Kindle
	Title:	Chief Executive Officer

Date: May 27, 2005

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section. The foregoing certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to ABB Ltd and will be retained by ABB Ltd and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 13.1
SECTION 906 CERTIFICATION